Exhibit 10.5

Execution Copy

SETTLEMENT AND AMENDMENT AGREEMENT

This SETTLEMENT AND AMENDMENT AGREEMENT, dated as of October 27, 2005 (this “Agreement”), is made by and among Computer Sciences Corporation, a Nevada corporation (“CSC”), DynCorp, a Delaware corporation and direct, wholly-owned subsidiary of CSC (“Seller”), and CSC Applied Technology, LLC, a Delaware limited liability company formerly known as “Dyncorp Technical Services, LLC” (“CSCAT” and, together with CSC and Seller, the “CSC Parties”), on the one hand, and The Veritas Capital Fund II, L.P., a Delaware limited partnership (“Parent”), Dyncorp International Inc., a Delaware corporation formerly known as DI Acquisition Corp. (“Acquisition”), and Dyncorp International LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Acquisition (“DI LLC” and, together with Parent and Acquisition, the “DI Parties”), on the other hand.

RECITALS

WHEREAS, pursuant to that certain Purchase Agreement, dated as of December 12, 2004 (the “Purchase Agreement”), by and among CSC and Seller, on the one hand, and Parent and Acquisition, on the other hand, Acquisition acquired all of the membership interests of DI LLC from Seller (capitalized terms used herein and not otherwise defined have the meanings given to them in the Purchase Agreement);

WHEREAS, certain disputes have arisen between the CSC Parties and the DI Parties with respect to matters relating to the Purchase Agreement and the transactions contemplated thereby;

WHEREAS, the CSC Parties and the DI Parties (collectively, the “Parties”) intend to enter into certain agreements to resolve such disputes, as contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

AGREEMENT

Section 1. Nature of Settlement.

The Parties are entering into this Agreement for the sole purpose of avoiding the time and expense involved in the litigation of the matters addressed herein. This Agreement shall not in any way be construed as an admission by any Party that it has acted wrongfully with respect to the other Parties or any other person, or that the other Parties have any claims whatsoever against it or any of its current or former employees or agents, and each Party specifically disclaims any liability to or wrongful acts against the other Parties or any other person, on the part of itself, or any of its current or former employees or agents.

Section 2. Closing Pro Forma Net Working Capital Amount.

(a) Notwithstanding (i) the calculation of the Closing Pro Forma Net Working Capital Amount set forth in the Draft Calculations delivered by CSC to Acquisition pursuant to

Section 1.3(b) of the Purchase Agreement, (ii) any objections or disputes with respect to the Draft Calculations set forth in the Objection Notice delivered by Acquisition to CSC pursuant to Section 1.3(b), (iii) any other written or oral communications among the parties with respect to the Closing Pro Forma Net Working Capital Amount, or (iv) anything to the contrary set forth in the Purchase Agreement, the Parties hereby agree that the Closing Pro Forma Net Working Capital Amount shall be $189,535,000.

(b) Pursuant to the agreement set forth in Section 2(a) above, the Parties hereby agree that the Final Net Working Capital Surplus is $65,550,000.

(c) Within five business days after the date of this Agreement, Acquisition shall issue and deliver to CSC stock certificates representing 65,550 duly authorized and issued shares of Acquisition Preferred Stock, which CSC and Seller agree shall satisfy Acquisition’s obligations under 1.3(e) of the Purchase Agreement.

(d) Each of the Parties hereby waives their respective rights under Section 1.3(b) to have the any of the Draft Calculations or any of the objections raised in the Objection Notice referred to the Firm for determination and/or resolution.

Section 3. Insurance Matters.

(a) The Parties hereby agree that for purposes the Purchase Agreement, the term “Insurance Policies” shall mean (i) the insurance policies set forth on Schedule 2.16, (ii) any other insurance policies under which any claim for workers compensation, including claims under employer’s liability, the Defense Base Act, the Jones Act, the U.S. Longshoremen’s and Harbor Workers Act, and any other employee work-related injury claim designated as a work-related injury claim by the laws of any nation or political sub-division thereof, with respect to any U.S. Employee, Non-U.S. Employee, Terminated Employee or any person designated as an employee (or the legal equivalent) by law or contractual agreement, was existing, pending, or incurred but not yet reported, as of the Closing Date, and (iii) and any and all insurance policies of the type set forth in clauses (i) or (ii) above that are not set forth on Schedule 2.16 or that preceded the effective date of the aforementioned policies, including, but not limited to, general liability, auto liability, aviation liability, marine liability, fiduciary liability, professional liability, and medical malpractice liability; provided, however, for purposes of the representations and warranties other than the representations and warranties of CSC and the Seller set forth in Section 2.16 of the Purchase Agreement, the term “Insurance Policies” shall continue to mean those insurance policies set forth on Schedule 2.16.

(b) For the avoidance of doubt, the expected loss development of work-related claims under the Insurance Policies as of February 2005 was estimated to be approximately $18.3 million, but this figure is subject to adjustment with respect to additional claims, costs and credits since that time and from time to time hereafter, and is in no way intended to operates as a limitation on the ultimate amount of work-related claims under the Insurance Policies or the Acquisition Group’s liability with respect to such claims.

(c) The Parties agree that Acquisition shall pay to CSC the sum of $3,192,207.63, which CSC agrees shall satisfy Acquisition’s obligations under those certain invoices set forth on

Schedule 1 attached hereto which were submitted by CSC to Acquisition pursuant to Section 4.16 of the Purchase Agreement prior to the date hereof with respect to the out-of-pocket costs and expenses incurred through date hereof in connection with the Insurance Policies and the assertion of claims thereunder (the “Accrued Insurance Amount”).

Section 4. Sublease Base Rent.

With respect to that certain Sublease, dated as of February 11, 2005 (the “Sublease”), by and between CSCAT, as sublessor, and DI LLC, as sublessee, the Parties hereby agree that, effective as of the first day of the first calendar month commencing after the date hereof, Section 3(a) of the Sublease shall be amended and restated in its entirety to read as follows:

(a) Sublessee covenants and agrees to pay Sublessor during the term of this Sublease (i) base rent in the amount of Thirty-One and 70/100 Dollars ($31.70) per square foot per annum, which shall be payable in equal monthly installments of One-Hundred Twenty-Two Thousand Fifty-Five and 56/100 Dollars ($122,055.56); and (ii) as additional rent, such other sums of money as shall become due and payable by Sublessor to Landlord pursuant to the Lease due to the actions or inactions of the Sublessee in default of this Sublease within five (5) days of Sublessee’s receipt of an invoice thereof.

Section 5. Other Payments Owed To or By the DI Parties.

(a) Each of the Parties acknowledges and agrees that (i) from time to time after the Closing Date and prior to the date hereof, the CSC Parties have received payments from third parties under certain Contracts that were transferred to the DI Parties pursuant to the Purchase Agreement and the transactions contemplated thereby (the “Transferred Contract Payments”) and (ii) pursuant to Section 4.18 of the Purchase Agreement, the CSC Parties are required to pay over such amounts to the DI Parties.

(b) The Parties agree that CSC shall pay to Acquisition the sum of $1,599,960.85, which the DI Parties agree shall satisfy the CSC Parties’ obligations with respect to the Transferred Contract Payments (the “Accrued Contract Payment Amount”).

(c) Each of the Parties acknowledges and agrees that with respect to certain services rendered by CSC’s affiliate, CSC Australia, to DI LLC (or one of its affiliates), DI LLC (or such affiliate) has received invoices for an aggregate amount equal to $576,850 (the “Australian Receivable Amount”), which amount has not been paid to CSC Australia, but is validly due and payable.

(d) The Parties agree that DI LLC shall pay to CSC (for the benefit of CSC Australia) the sum of $576,850, which the CSC Parties agree shall satisfy the DI Parties obligations with respect to the Australian Receivable Amount.

Section 6. Net Payment.

(a) Each of the Parties further acknowledges and agrees that, with respect to the Parties’ respective cash payment obligations under Sections 3(c), 5(b) and 5(d) above, the net payment owed between the CSC Parties, on the one hand, and the DI Parties, on the other hand, is a payment by the DI Parties to the CSC Parties of 2,169,096.78 (the “Net Cash Payment Amount”), representing (i) the sum of (A) the Accrued Insurance Amount plus (B) the Australian Receivable Amount minus (ii) the Accrued Contract Payment Amount.

(b) Within five business days after the date of this Agreement, DI LLC (on behalf of itself and Acquisition) shall pay to CSC (for the benefit of the CSC Parties), by wire transfer in immediately available funds to the bank account designated below, the Net Cash Payment Amount, which shall satisfy the DI Parties’ obligations under Sections 3(c) and 5(d) above and the CSC Parties’ obligation under Section 5(b) above:

CSC Bank Account:

Bank:	Wells Fargo Bank
420 Montgomery Street
San Francisco, CA
ABA#:	121000248
Account #:	4159286590
Account Name:	Computer Sciences Corporation
Telephone:	(800) 225-5935

Section 7. Management Option Payments.

Within five business days after the date of this Agreement, CSC shall pay to each of the members of the management of DI set forth on Schedule 2 attached hereto (the “Management Members”) with respect to certain options for CSC common stock formerly held by such Management Member, the amount set forth opposite such Management Member’s name on Schedule 2, less any applicable tax withholdings.

Section 8. Absence of Litigation.

Solely with respect to the matters addressed herein, each Party represents that it has not filed any complaints, charges or lawsuits (“Claims”) against any other Party or against (a) any current or former employee, officer or director of any other Party, (b) any current or former affiliate, related entity or successor in interest to any other Party or (c) the current or former employees, officers or directors of said affiliates, related entities or successor in interest with any governmental agency or any court. Each Party further represents, solely with respect to the matters addressed herein that (i) it will withdraw and dismiss with prejudice any Claim filed with any agency or court, (ii) it will not file any Claims against any of these entities or persons at any time hereafter for any event occurring prior to the date of this Agreement, and (iii) if any agency or court assumes jurisdiction of any Claim against any of these entities or persons on behalf of such Party, it will request that the matter be dismissed with prejudice. Each Party further represents that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any Claim or any portion thereof, or interest therein.

Section 9. Governing Law.

(a) This Agreement and all disputes or controversies arising out of or related to this Agreement shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

(b) Each of the Parties irrevocably agrees that any Proceeding arising out of or related to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns shall only be brought in the Court of Chancery in and for New Castle County in the State of Delaware, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or Proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and other than to enforce judgments obtained in such courts, agrees not to commence any Proceeding relating thereto except in such courts). Each of the Parties agrees further to accept service of process in any manner permitted by such courts. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding arising out of or related to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (iii) to the fullest extent permitted by law, that (A) the Proceeding in any such court is brought in an inconvenient forum, (B) the venue of such Proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts and (iv) any right to a trial by jury.

Section 10. Miscellaneous.

(a) No Other Amendments. Except as otherwise provided herein, the provisions of the Purchase Agreement and each Ancillary Agreement shall remain in full force and effect with no changes other than those set forth in this Agreement.

(b) Validity. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby and, to such end, the provisions of this Agreement are agreed to be severable.

(c) Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(d) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

(e) Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(f) Specific Performance. The Parties hereby acknowledge and agree that the failure of any Party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to consummate the transactions contemplated hereby, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each Party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such Party’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

CSC PARTIES:

COMPUTER SCIENCES CORPORATION

By:	/s/ Paul T. Tucker
Name: Paul T. Tucker Title: Vice President

DYNCORP

By:	/s/ Paul T. Tucker
Name: Paul T. Tucker Title: Vice President

CSC APPLIED TECHNOLOGY, LLC

By:	/s/ Paul T. Tucker
Name: Paul T. Tucker Title: Vice President

Signature Page to Settlement and Amendment Agreement

DI PARTIES:

THE VERITAS CAPITAL FUND II, L.P.

By:	Veritas Capital Management II, L.L.C.,
Its:	General Partner

By:	/s/ Robert B. McKeon
Name: Robert B. McKeon Title: President

DYNCORP INTERNATIONAL INC.

By:	/s/ Stephen J. Cannon
Name: Stephen J. Cannon Title: President and CEO

DYNCORP INTERNATIONAL LLC

By:	/s/ Stephen J. Cannon
Name: Stephen J. Cannon Title: President and CEO

Signature Page to Settlement and Amendment Agreement